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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 333-80061 on Form N-1A of our reports dated November 11, 2002 on Merrill Lynch Global Financial Services Fund, Inc. (the "Fund") and Global Financial Services Portfolio of Global Financial Services Master Trust, both appearing in the Fund's September 30, 2002 Annual Report, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
January 23, 2003